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Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to Abbott Laboratories Ashland Union 401(K) Plan, of our reports dated January 26, 2001, and January 28, 2000 with respect to the financial statements of Knoll GmbH (formerly Knoll AG), Ludwigshafen, included in the Amendment No. 1 to the current Report on Form 8-K of Abbott Laboratories dated March 2, 2001.

Mannheim
November 28, 2001

Ernst & Young
Deutsche Allgemeine Treuhand AG
Wirtschaftsprufungsgesellschaft

/s/ A. MULLER A. Muller Wirtschaftsprufer	/s/ KETTERLE Ketterle Wirtschaftsprufer Certified Public Accountant

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Exhibit 23.4
CONSENT OF INDEPENDENT AUDITORS